EXECUTIVE EMPLOYMENT AGREEMENT

This EXECUTIVE EMPLOYMENT AGREEMENT ("Agreement") is made and entered into as of March 14_, 2022, by and between Marathon Digital Holdings, Inc., a Nevada corporation headquartered at 1180 N. Town Center Drive, Suite 100, Las Vegas, NV 89144 (the "Company") and Hugh Gallagher, an individual (the "Executive"). As used herein, the "Effective Date" of this Agreement shall mean March 31, 2022.

WITNESSETH:

WHEREAS, the Executive desires to be employed by the Company as Chief Financial Officer and the Company wishes to employ the Executive in such capacity.

NOW, THEREFORE, in consideration of the foregoing and their respective covenants and agreements contained in this document, the Company and the Executive hereby agree as follows:

1. Employment and Duties. The Company agrees to employ the Executive, and the Executive agrees to serve as the Company's Chief Financial Officer. The duties and responsibilities of the Executive shall include the duties and responsibilities as the Chief Executive Officer ("CEO") may from time to time assign to the Executive and reasonablycommensurate with those duties and responsibilities normally associated with and appropriate for someone in the position of Chief Financial Officer.

The Executive shall devote all of his business time and best efforts to the performance of his duties under this Agreement and shall be subject to, and shall comply with the Company policies, practices and procedures and all codes of ethics or business conduct applicable to his position, as in effect from time to time. Notwithstanding the foregoing, the Executive shall be entitled to (i) serve as a member of the board of directors of a reasonable number of companies, subject to the advance approval of the Board, which approval shall not be unreasonably withheld, conditioned or delayed; (ii) serve on civic, charitable, educational, religious, public interest or public service boards, subject to the advance approval of the CEO, which approval shall not be unreasonably withheld; and (iii) manage the Executive's personal and family investments, in each case, to the extent such activities do not materially interfere, as determined by the CEO in good faith, with the performance of the Executive's duties and responsibilities hereunder.

2. Term. The term of this Agreement shall commence on the Effective Date and shall continue for a period of three (3) years following the Effective Date and shall be automatically renewed for successive one (1) year periods thereafter unless either party provides the other party with written notice of his or its intention not to renew this Agreement at least three (3) months prior to the expiration of the initial term or any renewal term of this Agreement. "Employment Period" shall mean the initial three (3) year term plus renewals, if any.

3. Place of Employment. The Executive's services shall be performed at the Company's Fort Lauderdale, FL offices, or such other location(s) as mutually agreed upon in writing between the CEO and the Executive.

4. Base Salary. The Company agrees to pay the Executive a base salary (the "Base Salary") of $475,000 per annum. The parties agree that at the end of each year of the Employment Period including renewals, Executive's BaseSalary shall increase by three percent (3%) to reflect increased cost of living (each, a "COL Adjustment"), and the Base Salaryshall thereafter include all COL Adjustments. The Base Salary shall be paid in periodic installments in accordance with the Company's regular payroll practices. The Base Salary may only be increased but not decreased without the written consent of the Executive.

(a) Annual Bonus. The Executive shall be eligible to receive an annual bonus the (the "Annual Bonus")of up to 100% of the Base Salary, to be paid in cash, as reasonably determined by the Compensation Committee of the Board of Directors of the Company (the "Compensation Committee"). The Annual Bonus shall be paid by the Company to the Executive promptly after determination that the relevant targets, if any, have been met, it being understood that the attainment of any financial targets associated with any bonus shall not be determined until following the completion of the Company's annual audit and public announcement of such results and shall be paid promptly following the Company's announcement of earnings, subject to cash availability. In the event that the Compensation Committee is unable to act or if there shall be no such Compensation Committee, then all references

herein to the Compensation Committee (except in the proviso to this sentence) shall be deemed to be references to the Board of Directors of the Company. Upon his termination from employment, the Executive shall be entitled to receive a pro-rata portion of the Annual Bonus calculated based upon the last day of the fiscal quarter in which his employment is terminated, regardless of whether he is employed by the Company through the conclusion of the fiscal quarter or year, as the casemay be, on which the Annual Bonus is based. The Annual Bonus shall be paid no later than June 30th of the year following when the Annual Bonus is earned, subject to cash availability. The Chief Executive Officer and the Compensation Committee will work to define a set of goals and objectives for the term of the Agreement as a basis for determining a bonus award(s). Such goals will be quantitative as well as qualitative in nature, which shall be based upon corporate metrics (80% of bonus) and personal objectives (20% of bonus).

(b) Equity Awards. The Company hereby provides Executive with a grant of 150,000 restricted stock units ("Initial Executive Award"), subject to the vesting schedule displayed below ("Executive Vesting Schedule"). For avoidance of doubt: vesting of the Compensation Shares shall vest 33.33% (50,000 restricted stock units "rsus")) on March 31, 2023, and the remaining 100,000 rsus will vest 8.33% (12,500 rsus) every three months, thereafter, for eight consecutive calendar quarters. In the event of a Change of Control, specified in section 10(f), the remaining unvested rsus will vest immediately.

Executive will also be entitled to grants of rsus on an annual basis of up to 300% of Base Salary (with the Initial Executive Award, the "Executive Award"), based upon corporate value creation targets, as determined by the CEO and the Compensation Committee, which shall vest ratably over a three year period from the date ofgrant.

5. Severance Compensation.

(a) Upon termination of employment for any reason, the Executive shall be entitled to: (A) all Base Salary earned through the date of termination to be paid according to Section 4; (B) any Annual Bonuses, pro-rated, to be paid in accordance with Section 4(a) above; (C) all accrued but unused vacation time, and (d) reimbursement of all reasonable expenses as set forth in Section 7.

(b) Upon termination of employment by Company for any reason other than for cause ("Cause") as defined in Section 10(c), or upon termination of employment by Executive for good reason ("Good Reason") as defined in Section 10(d)(1), Executive shall be entitled to receipt of all vested and unvested shares contemplated in the Executive Award in accord with the Executive Vesting Schedule as if no termination occurred.

(c) In the event of a termination by the Company without Cause, by the Executive for Good Reason or by the Executive within one hundred eighty days (180) days of the occurrence of a Change of Control (as defined below) and subject to the additional provisions of Section 10(d)(3), then in addition to the severance compensation set forth in Section5(a) and 5(b), Executive shall also be entitled to the following enhanced separation benefits ("Enhanced Separation Benefits"): (i) the greater of Executive's continued Base Salary through the balance of the Employment Period, as renewed, or) twelve (12) months of Executive's then Base Salary; (ii) continued participation in Company welfare benefit plans (including health benefits) on the same terms as immediately prior to termination and to be paid in full by the Company for the period of time set forth in this Section 5(c) (not to be less than twelve months of continuation of benefits) and (iii) immediate vesting of all stock options/equity awards.

(d) Upon termination of Executive's continued benefits (either pursuant to Section 5(a), 5(b) or 5(c) as the case may be), the Executive may continue coverage with respect to the Company's group health plans as permitted by the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") for himself and each of his "Qualified Beneficiaries" as defined by COBRA ("COBRA Coverage"). The Company shall reimburse the amount of any COBRA premium paid for COBRA Coverage timely elected by and for the Executive and any Qualified Beneficiary of the Executive, and not otherwise reimbursed, during the period that ends on the earliest of (x) the date the Executive or the Qualified Beneficiary, as the case may be, ceases to be eligible for COBRA Coverage, (y) the last day of the consecutive eighteen (18) month period following the date of the Executive's termination of employment and (z) the date the Executive or the Qualified Beneficiary, as the case may be, is covered by another group health plan. To reimburse any COBRA premium payment under this paragraph, the Company must receive documentation of the COBRA premium payment within ninety (90) days of its payment.

6. Clawback Rights. The Annual Bonus, and any and all stock based compensation (such as options and equity awards) (collectively, the "Clawback Benefits") shall be subject to "Clawback Rights" as follows: during the period that the Executive is employed by the Company and upon the termination of the Executive's employment and for a period of three (3) years thereafter, if there is a restatement of any financial results from which any metrics were determined to be achieved which were the basis of the granting and calculation of such Clawback Benefits to the Executive, the Executive agrees to repay any amounts which were determined by reference to any Company financial results which were later restated (as defined below), to the extent the Clawback Benefits amounts paid exceed the Clawback Benefits amounts that would have been paid, based on the restatement of the Company's financial information. All Clawback Benefits amounts resulting from such restated financial results shall be retroactively adjusted by the Compensation Committee to take into account the restated results, and any excess portion of the Clawback Benefits resulting from such restated results shall be immediately surrendered to the Company and if not so surrendered within ninety (90) days of the revised calculation being provided to the Executive by the Compensation Committee following a publicly announced restatement, the Company shall have the right to take any and all action to effectuate such adjustment. The calculation of the revised Clawback Benefits amount shall be determined by the Compensation Committee in good faith and in accordance with applicable law, rules and regulations. All determinations by the Compensation Committee with respect to the Clawback Rights shall be final and binding on the Company and the Executive. The Clawback Rights shall terminate following a Change of Control as defined in Section 10(f), subject to applicable law, rules and regulations. For purposes of this Section 6, a restatement of financial results that requires a repayment of a portion of the Clawback Benefits amounts shall mean a restatement resulting from material non-compliance of the Company with any financial reporting requirement under the federal securities laws and shall not include a restatement of financial results resulting from subsequent changes in accounting pronouncements or requirements which were not in effect on the date the financial statements were originally prepared ("Restatements"). The parties acknowledge it is their intention that the foregoing Clawback Rights as relates to Restatements conform in all respects to the provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 ("Dodd-Frank Act") and require recovery of all "incentive-based" compensation, pursuant to the provisions of the Dodd-Frank Act and any and all rules and regulations promulgated thereunder from time to time in effect. Accordingly, the terms and provisions of this Agreement shall be deemed automatically amended from time to time to assure compliance with the Dodd-Frank Act and such rules and regulations as hereafter may be adopted and in effect.

7. Expenses. The Executive shall be entitled to prompt reimbursement by the Company for all reasonable ordinary and necessary travel, entertainment, and other expenses incurred by the Executive while employed (in accordance with the policies and procedures established by the Company for its senior executive officers) in the performance of his duties and responsibilities under this Agreement; provided, that the Executive shall properly account for such expenses in accordance with Company policies and procedures. Reimbursement of such expenses shall be paid out even after Executive's termination for any reason, so long as the expenses were incurred during Executive's employment with the Company.

8. Other Benefits. During the term of this Agreement, the Executive shall be eligible to participate in incentive, stock purchase, savings, retirement (401(k)), and welfare benefit plans, including, without limitation, health, medical, dental, vision, life (including accidental death and dismemberment) and disability insurance plans (collectively, "Benefit Plans"), in substantially the same manner and at substantially the same levels as the Company makes such opportunities available to the Company's managerial or salaried executive employees and/or its senior executive officers.

9. Vacation. During the term of this Agreement, the Executive shall be entitled to accrue, on a pro rata basis, twenty-five (25) paid time off days per year.

10. Termination of Employment.

(a) Death. If the Executive dies during the Employment Period, this Agreement and the Executive's employment with the Company shall automatically terminate and the Company's obligations to the Executive's estate and to the Executive's Qualified Beneficiaries shall be those set forth in Section 5(a) and 5(d) regarding severance compensation.

(b) Disability. In the event that, during the term of this Agreement the Executive shall be prevented from performing his essential functions hereunder to the full extent required by the Company by reason of Disability (as defined below), this Agreement and the Executive's employment with the Company shall automatically terminate. The Company's obligation to the Executive under such circumstances shall be those set forth in Section 5(a) and 5(d) regarding severance compensation. For purposes of this Agreement, "Disability" shall mean a physical or mental disability that prevents the performance by the Executive, with or without reasonable accommodation, of his essential functions hereunder for an aggregate of ninety (90) days or longer during any twelve (12) consecutive months. The determination of the Executive's Disability shall be made by an independent physician who is reasonably acceptable to the Company and the Executive (or his representative), be final and binding on the parties hereto and be made taking into account such competent medical evidence as shall be presented to such independent physician by the Executive and/or the Company or by any physician or group of physicians or other competent medical experts employed by the Executive and/or the Company to advise such independent physician.

(c) Cause.

(1) At any time during the Employment Period, the Company may terminate this Agreement and the Executive's employment hereunder for Cause. For purposes of this Agreement, "Cause" shall mean: (a) the willful and continued failure of the Executive to perform substantially his material duties and responsibilities for the Company (other than any such failure resulting from the Executive's death or Disability) after a written demand by the CEO for substantial performance is delivered to the Executive by the Company, which specifically identifies the manner in which the Board believes that the Executive has not substantially performed his duties and responsibilities, which willful and continued failure is not cured by the Executive within thirty (30) days following his receipt of such written demand; (b) the conviction of, or plea of guilty or *nolo contendere* to, a felony, or (c) fraud, dishonesty or gross misconduct which is materially and demonstratively injurious to the Company. Termination under clauses (b) or (c) of this Section 10(c)(1) shall not be subject to cure.

(2) For purposes of this Section 10(c), no act, or failure to act, on the part of the Executive shall be considered "willful" unless done, or omitted to be done, by him in bad faith and without reasonable belief that his action or omission was in, or not opposed to, the best interest of the Company. Between the time the Executive receives written demand regarding substantial performance, as set forth in subparagraph (1) above, and prior to an actual termination for Cause, the Executive will be entitled to appear (with counsel) before the full Board of Directors of the Company to present information regarding his views on the Cause event. Under no circumstances shall Executive be terminated under Section 10(c)(1)(a) before the expiration of the 30 day cure period. After such hearing, termination for Cause must be approved by a majority vote of the full Board (other than the Executive). For terminations pursuant to Sections 10(c)(1)(b) and (c), the Board may suspend the Executive with full pay and benefits until a final determination by thefull Board has been made.

(3) Upon termination of this Agreement for Cause, the Company shall have no further obligations or liability to the Executive or his heirs, administrators or executors with respect to compensation and benefits thereafter, except for the obligation to pay the Executive pursuant to Section 5(a). The Company shall deduct, from all payments made hereunder, all applicable taxes, including income tax, FICA and FUTA, and other appropriate deductions.

(d) For Good Reason or a Change of Control or Without Cause.

(1) At any time during the term of this Agreement and subject to the conditions set forth in Section 10(d)(2) below, the Executive may terminate this Agreement and the Executive's employment with the Company for "Good Reason" or on account of a "Change of Control" (as defined in Section 10(f)). For purposes of this Agreement, "Good Reason" shall mean the occurrence of any of the following events without Executive's consent: (A) the assignment to the Executive of duties that are significantly different from, and/or that result in a substantial diminution of, the duties that he assumed on the Effective Date (including reporting to anyone other than solely and directly to the CEO); (B) the assignment to the Executive of a title that is different from and subordinate to the title Chief Financial Officer of the Company, provided, however, for the absence of doubt following a Change of Control, should the Executive be required to serve in a diminished capacity in a division or unit of another entity (including the acquiring entity), such event shall constitute Good Reason regardless of the title of the Executive in such acquiring company, division or unit; (C) material breach by the Company of this Agreement, or (D) a required relocation of the Executive's place of employment (as defined in Section 3) by more than a 50 mile radius.

(2) The Executive shall not be entitled to terminate this Agreement for Good Reason unless and until he shall have delivered written notice to the Company within ninety (90) days of the date upon which the facts giving rise to Good Reason occurred of his intention to terminate this Agreement and his employment with the Company for Good Reason, which notice specifies in reasonable detail the circumstances claimed to provide the basis for such termination for Good Reason, and the Company shall not have eliminated the circumstances constituting Good Reason within thirty (30) days of its receipt from the Executive of such written notice. In the event the Executive elects to terminate this Agreement for Good Reason in accordance with Section 10(d)(1), such election must be made within the twenty-four (24) months following the initial existence of one or more of the conditions constituting Good Reason as provided in Section 10(d)(1). In the event the Executive elects to terminate this Agreement for a Change in Control in accordance with Section 10(d)(1), such election must be made within one hundred eighty (180) days of the occurrence of the Change of Control.

(3) In the event that the Executive terminates this Agreement and his employment with the Company for Good Reason or within one hundred eighty (180) days of the occurrence of a Change of Control, or the Company terminates this Agreement and the Executive's employment with the Company without Cause, the Company shall pay or provide to the Executive (or, following his death, to the Executive's heirs, administrators or executors) the Enhanced Separation Benefits set forth in Sections 5(c) and 5(d); provided, that the Executive executes an agreement releasing Company and its affiliates from any liability associated with this Agreement (excepting any payment obligations) and such release is irrevocable at the time the separation payment is first payable under this Section 10 and the Executive complies with his other obligations under Sections 11 and 12 of this Agreement. Subject to the terms hereof, one-half (1/2) of the compensation of the Enhanced Separation Benefits payment shall be paid within thirty (30) days of the Executive's termination of employment ("Initial Payment"), provided that the Executive has executed a release (excepting payment obligations) and that if the release execution period begins in one taxable year and ends in another taxable year, the Initial Payment shall not be made until the beginning of the taxable year immediately following termination. The balance of the compensation of the Enhanced Separation Benefits shall be paid in substantially equal installments on the Company's regular payroll dates beginning with the first payroll date coincident with or immediately following the Initial Payment and ending on the payroll date coincident with or immediately following the twelve (12) month anniversary of the Initial Payment. -The Company shall deduct, from all payments made hereunder, all applicable taxes, including income tax, FICA and FUTA, and other appropriate deductions.

(4) The Executive shall not be required to mitigate the amount of any payment provided for in this Section10(d) by seeking other employment or otherwise, nor shall the amount of any payment provided for in this Section10(d) be reduced by any compensation earned by the Executive as the result of employment by another employer or business or by profits earned by the Executive from any other source at any time before and after the termination date. The Company's obligation to make any payment pursuant to, and otherwise to perform its obligations under, this Agreement shall not be affected by any offset, counterclaim or other right that the Company may have against the Executive for any reason.

(e) Without "Good Reason" by the Executive. At any time during the term of this Agreement, the Executive shall be entitled to terminate this Agreement and the Executive's employment with the Company without Good Reason and other than for a Change of Control by providing prior written notice of at least thirty (30) days to the Company. Upon termination by the Executive of this Agreement or the Executive's employment with the Company without Good Reason and other than for a Change of Control, the Company shall have no further obligations or liability to the Executive or his heirs, administrators or executors with respect to compensation and benefits thereafter, except for the obligations set forth in Sections 5(a). The Company shall deduct, from all payments made hereunder, all applicable taxes, including income tax, FICA and FUTA, and other appropriate deductions.

(f) Change of Control. For purposes of this Agreement, "Change of Control" shall mean the occurrence of any one or more of the following: (i) the accumulation (if over time, in any consecutive twelve (12) month period), whether directly, indirectly, beneficially or of record, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended) of more than fifty percent (50%) or more of the shares of the outstanding Common Stock of the Company, whether by merger, consolidation , sale or other transfer of shares of Common Stock (other than a merger or consolidation where the stockholders of the Company prior to the merger or consolidation are the holders of a majority of the voting securities of the entity that survives such merger or consolidation) for purposes of clarity the Company expects to sell a number of shares

and/or convert outstanding senior debt to either preferred or common stock not limited to the period of this contract to raise funds and stabilize its balance sheet and any such sales shall not constitute a change of control for purposes of this section or Agreement, (ii) a sale of all or substantially all of the assets of the Company or (iii) during any period of twelve (12) consecutive months, the individuals who, at the beginning of such period, constitute the Board, and any new director whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the twelve (12) month period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board.

(g) Any termination of the Executive's employment by the Company or by the Executive (other than termination by reason of the Executive's death) shall be communicated by written Notice of Termination to the other party of this Agreement. For purposes of this Agreement, a "Notice of Termination" shall mean a written notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated, provided, however, failure to provide timely notification shall not affect the employment status of the Executive.

11. Confidential Information.

(a) Disclosure of Confidential Information. The Executive recognizes, acknowledges and agrees that he has had and will continue to have access to secret and confidential information regarding the Company, its subsidiaries and their respective businesses ("Confidential Information"), including but not limited to, its products, methods, formulas, software code, patents, sources of supply, customer dealings, data, know-how, trade secrets and business plans, provided such information is not in or does not hereafter become part of the public domain, or become knownto others through no fault of the Executive. The Executive acknowledges that such information is of great value to theCompany, is the sole property of the Company, and has been and will be acquired by him in confidence. In consideration of the obligations undertaken by the Company herein, the Executive will not, at any time, during or afterhis employment hereunder, reveal, divulge or make known to any person, any information acquired by the Executiveduring the course of his employment, which is treated as confidential by the Company, and not otherwise in the publicdomain. The provisions of this Section 11 shall survive the termination of the Executive's employment hereunder.

(b) The Executive affirms that he does not possess and will not rely upon the protected trade secrets or confidential or proprietary information of any prior employer(s) in providing services to the Company or its subsidiaries.

(c) In the event that the Executive's employment with the Company terminates for any reason, the Executive shall deliver forthwith to the Company any and all originals and copies, including those in electronic or digital formats, of Confidential Information; provided, however, the Executive shall be entitled to retain (i) papers and other materials of a personal nature, including, but not limited to, photographs, correspondence, personal diaries, calendars and rolodexes, personal files and phone books, (ii) information showing his compensation or relating to reimbursement of expenses, (iii) information that he reasonably believes may be needed for tax purposes and (iv) copies of plans, programs and agreements relating to his employment, or termination thereof, with the Company.

12. Section 409A.

The provisions of this Agreement are intended to comply with or are exempt from Section 409A of the Internal Revenue Code, as amended ("Section 409A") and the related U.S. Treasury Regulations and shall be construed in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A. The Company and the Executive agree to work together in good faith to consider amendments to this Agreement and to take such reasonable actions necessary, appropriate or desirable to avoid imposition of any additional tax under Section 409A or income recognition prior toactual payment to the Executive under this Agreement.

It is intended that any expense reimbursement made under this Agreement shall be exempt from Section 409A. Notwithstanding the foregoing, if any expense reimbursement made under this Agreement shall be determined to be "deferred compensation" subject to Section 409A ("Deferred Compensation"), then (a) the right to reimbursement or in-kind benefits is not subject to liquidation or exchange for another benefit, (b) the amount of

expenses eligible for reimbursement, or in-kind benefits, provided during any taxable year shall not affect the expenses eligible for reimbursement, or in-kind benefits to be provided, in any other taxable year (provided that this clause (b) shall not be violated with regard to expenses reimbursed under any arrangement covered by Section 105(b) of the Code solely because such expenses are subject to a limit related to the period the arrangement is in effect) and (c) such payments shall be made on or before the last day of the taxable year following the taxable year in which the expense was incurred.

With respect to the time of payments of any amount under this Agreement that is Deferred Compensation, references in the Agreement to "termination of employment" and substantially similar phrases, including a termination of employment due to the Executive's Disability, shall mean "Separation from Service" from the Company within the meaning of Section 409A (determined after applying the presumptions set forth in Treasury Regulation Section 1.409A-1(h)(1)). Each installment payable hereunder shall constitute a separate payment for purposes of Treasury Regulation Section 1.409A-2(b), including Treasury Regulation Section 1.409A-2(b)(2)(iii). Each payment that is made within the terms of the "short-term deferral" rule set forth in Treasury Regulation Section 1.409A-1(b)(4) is intended to meet the "short-term deferral" rule. Each other payment is intended to be a payment upon an involuntary termination from service and payable pursuant to Treasury Regulation Section 1.409A-1(b)(9)(iii), et. seq., to the maximum extent permitted by that regulation, with any amount that is not exempt from Code Section 409A being subject to Code Section 409A.

Notwithstanding anything to the contrary in this Agreement, if the Executive is a "specified employee" within the meaning of Section 409A at the time of the Executive's termination, then only that portion of the severance and benefits payable to the Executive pursuant to this Agreement, if any, and any other severance payments or separation benefits which may be considered Deferred Compensation (together, the "Deferred Separation Benefits"), which (when considered together) do not exceed the Section 409A Limit (as defined herein) may be made within the first six (6) months following the Executive's termination of employment in accordance with the payment schedule applicable to each payment or benefit. Any portion of the Deferred Separation Benefits in excess of the Section 409A Limit otherwise due to the Executive on or within the six (6) month period following the Executive's termination will accrue during such six (6) month period and will become payable in one lump sum cash payment on the date six (6) months and one (1) day following the date of the Executive's termination of employment. All subsequent Deferred Separation Benefits, if any, will be payable in accordance with the payment schedule applicable to each payment or benefit. Notwithstanding anything herein to the contrary, if the Executive dies following termination but prior to the six (6) month anniversary of the Executive's termination date, then any payments delayed in accordance with this paragraph will be payable in a lump sum as soon as administratively practicable after the date of the Executive's death and all other Deferred Separation Benefits will be payable in accordance with the payment schedule applicable to each payment or benefit.

For purposes of this Agreement, "Section 409A Limit" shall mean a sum equal to (x) the amounts payable within the terms of the "short-term deferral" rule under Treasury Regulation Section 1.409A-1(b)(4) plus (y) the amount payable as "separation pay due to involuntary separation from service" under Treasury Regulation Section 1.409A-1(b)(9)(iii) equal to the lesser of two (2) times: (i) the Executive's annualized compensation from the Company based upon his annual rate of pay during the Executive's taxable year preceding his taxable year when his employment terminated, as determined under Treasury Regulation 1.409A-1(b)(9)(iii)(A)(1); and (ii) the maximum amount that may be taken into account under a qualified plan pursuant to Section 401(a)(17) of the Code for the year in which the Executive's employment is terminated.

13. Miscellaneous.

(a) Neither the Executive nor the Company may assign or delegate any of their rights or duties under this Agreement without the express written consent of the other; provided, however, that the Company shall have the right to delegate its obligation of payment of all sums due to the Executive hereunder, provided that such delegation shall not relieve the Company of any of its obligations hereunder.

(b) During the term of this Agreement, the Company (i) shall indemnify and hold harmless the Executive and his heirs and representatives to the maximum extent provided by the laws of the State of Nevada and by Company's bylaws and (ii) shall cover the Executive under the Company's directors' and officers' liability insurance on the same basis as it covers other senior executive officers and directors of the Company.

(c) This Agreement constitutes and embodies the full and complete understanding and agreement of the parties with respect to the Executive's employment by the Company, supersedes all prior understandings and agreements, whether oral or written, between the Executive and the Company, and shall not be amended, modified or changed except by an instrument in writing executed by the party to be charged. The invalidity or partial invalidity of one or more provisions of this Agreement shall not invalidate any other provision of this Agreement. No waiver by either party of any provision or condition to be performed shall be deemed a waiver of similar or dissimilar provisions or conditions at the same time or any prior or subsequent time.

(d) This Agreement shall inure to the benefit of, be binding upon and enforceable against, the parties hereto and their respective successors, heirs, beneficiaries and permitted assigns.

(e) The headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

(f) All notices, requests, demands and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given when personally delivered, sent by registered or certified mail, return receipt requested, postage prepaid, or by reputable national overnight delivery service (e.g., Federal Express) for overnight delivery to the party at the address set forth in the preamble to this Agreement, or to such other address as either party may hereafter give the other party notice of in accordance with the provisions hereof. Notices shall be deemed given on the sooner of the date actually received or the third business day after deposited in the mail or one business day after deposited with an overnight delivery service for overnight delivery.

(g) This Agreement shall be governed by and construed in accordance with the internal laws of the State of Nevada, and each of the parties hereto irrevocably consents to the jurisdiction and venue of the federal and state courts located in the State of Nevada for any disputes arising out of this Agreement, or the Executive's employment with the Company. The prevailing party in any dispute arising out of this Agreement shall be entitled to his or its reasonable attorney's fees and costs.

(h) This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one of the same instrument. The parties hereto have executed this Agreement as of the date set forth above.

(i) The Executive represents and warrants to the Company, that he has the full power and authority to enter into this Agreement and to perform his obligations hereunder and that the execution and delivery of this Agreement and the performance of his obligations hereunder will not conflict with any agreement to which the Executive is a party.

(j) The Company represents and warrants to the Executive that it has the full power and authority to enter into this Agreement and to perform its obligations hereunder and that the execution and delivery of this Agreement and the performance of its obligations hereunder will not conflict with any agreement to which the Company is a party.

[Signature page follows immediately]

IN WITNESS WHEREOF, the Executive and the Company have caused this Executive Employment Agreement to be executed as of the date first above written.

MARATHON DIGITAL HOLDINGS, INC.

DocuSigned by:

By: Fred Thiel

Name: Fred Thiel

Title: CEO

Date Signed: 3/15/2022

EXECUTIVE

DocuSigned by:

By: Hugh Gallagher

Name: Hugh Gallagher

Date Signed: 3/15/2022